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                                   SCHEDULE A

                              DELAWARE POOLED TRUST

                         SHAREHOLDER SERVICES AGREEMENT

                                APPLICABLE SERIES

                       EFFECTIVE AS OF SEPTEMBER __, 2003

The All-Cap Growth Equity Portfolio
The Core Plus Fixed Income Portfolio
The Emerging Markets Portfolio
The Global Equity Portfolio
The Global Fixed Income Portfolio
The High-Yield Bond Portfolio
The Intermediate Fixed Income Portfolio
The International Equity Portfolio
The International Fixed Income Portfolio
The International Large-Cap Equity Portfolio
The International Small-Cap Portfolio
The Labor Select International Equity Portfolio
The Large-Cap Growth Equity Portfolio
The Large-Cap Value Equity Portfolio
The Mid-Cap Growth Equity Portfolio
The Real Estate Investment Trust Portfolio
The Real Estate Investment Trust Portfolio II
The Small-Cap Growth Equity Portfolio
The Small-Cap Growth II Equity Portfolio
The Small-Cap Value Equity Portfolio

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.      DELAWARE POOLED TRUST
                                    for its series set forth in this Schedule A



By:                                 By:
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Name:                                  Name:
Title:                                 Title: